Bodyguard Records.com, Inc.
138 Fulton Street
New York, NY 10038

                               FINANCING AGREEMENT

                                January 18, 2001



Gentlemen:

The following terms, covenants and conditions (the "Agreement") shall be applicable to the financial accommodations described herein from NAVARRE CORPORATION, a Minnesota corporation ("Navarre") to Bodyguard Records.com, Inc., a Delaware corporation ("Label"):

1. Navarre in its role as a distributor for Label may advance funds to third parties or commit to pay third parties on behalf of Label for advertising, manufacturing costs and other chargebacks. All such amounts due from Label to Navarre shall be defined herein as the "Outstanding Credit Balance." Navarre's agreement to advance funds to or make contractual commitments on behalf of Label shall be solely discretionary and, among other things, are expressly conditioned upon Label's timely performance of its obligations contained in the National Distribution and Warehousing Agreement dated January 18, 2001, by and between Label and Navarre (the "Distribution Agreement"). As used herein, "Outstanding Credit Balance" shall be equal to the amount, if any, resulting from monies due from Label to Navarre as a distributor at any time currently on an operating basis, including, without limitation, advertising, manufacturing costs and other chargebacks.

As set forth in the Distribution Agreement, Navarre is intended to be the exclusive distributor for Label for all artists and categories of artists described in the Distribution Agreement.

2. Navarre shall automatically recoup the Outstanding Credit Balance by applying amounts otherwise due Label under the Distribution Agreement on a dollar-for-dollar basis until the Outstanding Credit Balance is repaid in full.

Notwithstanding anything to the contrary contained herein, the entire balance of the Outstanding Credit Balance shall be due and payable as specified in the Distribution Agreement or, if not sooner made, immediately upon termination of the Distribution Agreement.

Label's failure to make timely payment to Navarre of any Outstanding Credit Balance within the time frame specified in the Distribution Agreement shall constitute an "Event of Default" hereunder and shall entitle Navarre to exercise any of its rights and remedies under the



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Distribution Agreement including, without limitation, Navarre's right to immediately cease manufacturing, advertising and distribution of Label's recordings.

3. Notwithstanding anything to the contrary contained herein or in the Distribution Agreement, Navarre's agreement to advance funds or contract for advertising, manufacturing costs and other chargebacks shall be solely at Navarre's discretion.

        (a) In addition, Navarre specifically represents that it will make no such advances or commitments until the following conditions have been satisfied: (i) seven (7) days have elapsed after Label has provided to Navarre, and Navarre has reviewed and approved, copies of any and all agreements between Label and any artists, performers, or publishers relating to the recordings to be distributed by Navarre and, if requested by Navarre, waiver and release agreements signed by such artists, performers and publishers as Navarre may request and (ii) Charles E. Cheney has signed a resolution evidencing that Navarre's advance group has approved the advance and (iii) Navarre has received the exclusive letter of distribution.

        (b) Label and Navarre shall have entered into a mutually acceptable Distribution Agreement providing that the agreement may not be terminated by Label if it is in default hereunder.

        (c) Label and Navarre shall have entered into mutually acceptable Manufacturing Agreement (the "MANUFACTURING AGREEMENT") PROVIDING THAT THE agreement may not be terminated by Label if it is in default hereunder.

4. As soon as Masters are available, Label shall deliver to Navarre two copies of the Master of each recording created by Label or any artists under contract with Label that are being distributed by Navarre, together with such other reasonable documentation as Navarre may reasonably request.

5. Unless sooner terminated by either party pursuant to the provisions hereof, the original term of this Agreement shall commence as of the date hereof and continue thereafter until the Distribution Agreement has been terminated.

6. In order to induce Navarre to make financial accommodations to Label, Label hereby warrants and represents to Navarre as follows:

        (a) CORPORATE EXISTENCE, POWER AND AUTHORITY. Label is a corporation duly organized and validly existing in the State of Delaware, and is fully qualified to do business and in good standing in the State of Delaware, and in every other jurisdiction wherein the nature of its businesses or the character of its properties makes such qualification necessary, and has all requisite power and authority to carry on its businesses as now conducted and as presently proposed to be conducted. Label has full power and authority to execute and deliver this Agreement, and all other documents contemplated herein and therein (collectively, the "Label Documents") and to incur and perform its obligations hereunder


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and thereunder. Label Documents each constitute the legal, valid and binding obligations of Label enforceable in accordance with their respective terms.

(b) LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of Label, threatened against or affecting Label which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of Label or which would question the validity of Label Documents or any instrument, document or other agreement related hereto or required hereby, or impair the ability of Label to perform its material obligations under the foregoing agreements.

(c) LICENSES AND INFRINGEMENT. Label possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its respective business substantially as now conducted and as presently proposed to be conducted. There does not exist and there is no reason to anticipate that there may exist, any liability to Label with respect to any claim of infringement regarding any patent, copyright, trademark, trade name or other intellectual property right relating to the "Collateral" (as defined in the Distribution Agreement), which would have a material adverse effect on Label's business.

(d) DEFAULT. Label is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its respective property is bound or affected, except minor defaults which would not in the aggregate HAVE A MATERIAL ADVERSE EFFECT ON LABEL'S BUSINESS.

(e) CONSENTS. No consent, approval, order or authorization of any governmental authority or any third party is required in connection with the execution and delivery of Label Documents, or any of the agreements or instruments herein mentioned or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained by Label prior to the date hereof.

(f) TAXES. Label has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and none of them have any information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

(g) TITLES, ETC. Each artist who receives any portion of an advance for any album released by Navarre is under exclusive contract with respect to that album and no party other than Navarre has any distribution rights in the album for which the advance was paid except as otherwise specifically set forth herein and in the Distribution Agreement. Except for the "Permitted Interests" described in
Section 7.(c) below, the security interest granted to Navarre by Label pursuant to the Distribution Agreement, constitutes a valid and perfected first lien in and to the collateral described therein and there are no undisclosed liabilities or obligations relating thereto.

7. On and after the date hereof and until full payment of Label's obligations, Label agrees that, unless Navarre shall otherwise consent in writing:

        (a) TAXES AND CLAIMS. Label shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income or profits, or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the collateral respective property or assets; provided, however, that Label shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor.

        (b) MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Label shall maintain its corporate existence and preserve all of its rights, privileges and franchises necessary in the normal conduct of its business and conduct its business in an orderly, efficient and regular manner.

        (c) LIENS. Label will not create, incur, assume or suffer to exist any mortgage, lease, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of the collateral described in the Distribution Agreement, now owned or hereafter acquired, securing any indebtedness or obligation to Navarre, except liens granted in favor of Navarre.

        (d) PERMITS AND LICENSES. Label shall obtain and maintain all necessary state, federal, local and private clearances, authorizations, permits and licenses with respect to the business operations of Label, including, without limitation, any licenses required in connection with use or sale of the collateral described in the Distribution Agreement.

8. This Agreement and the Distribution Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

9. As used herein, the terms "default" or "Event of Default" shall include a material default by Label under this Financing Agreement, or the Distribution Agreement. All capitalized terms not otherwise defined herein shall be as defined in the Distribution Agreement.

10. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

11. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mails, certified or registered, postage prepaid, or delivered to the telegraph company, addressed as aforesaid.


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 with a copy to:




   IF TO NAVARRE                         with a copy to:

   Navarre Corporation                   Winthrop & Weinstine, P.A.
   7400 49th Avenue North                3000 Dain Rauscher Plaza
   New Hope, Minnesota 55428             60 South Sixth Street
                                         Minneapolis, Minnesota 55402
                                         Attention: Scott J. Dongoske

   IF TO LABEL:                          with a copy to:

   John Rollo                            Winthrop & Weinstine, P.A.
   Bodyguard Records.com, Inc.           3000 Dain Rauscher Plaza
   138 Fulton                            60 South Sixth Street
   New York, NY 10038                    Minneapolis, Minnesota 55402
                                         Attention: Scott J. Dongoske



Please indicate your acceptance of the terms and conditions of this Agreement by signing it in the space provided below.

NAVARRE CORPORATION                BODYGUARD RECORDS.COM, INC.

By:  /s/ Illegible                     By:  /s/ John Rollo
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     Its  CFO                      Its   President
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